UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 17, 2022

ITEM 9 LABS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54730	96-0665018
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2727 N 3rd Street, Suite 201, Phoenix AZ 85004 (Address of principal executive offices and zip code)

1-833-867-6337

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2022, Item 9 Labs Corp., a Delaware corporation ("Company"), and Unity Rd Logan CO LLC ("Buyer"), entered into an Asset Purchase Agreement (the "Agreement") with The Herbal Cure LLC, a Colorado limited liability company ("Seller"), pursuant to which Buyer is purchasing certain assets from the Seller. Effective upon the completion of the Sale, the licenses, contracts and certain personal property to operate a licensed medicinal and recreational marijuana dispensary will be delivered to the Buyer. Each of the parties referred to above may be referred to herein as a "Party" and collectively as the "Parties".

Consideration

(a)            Purchase Price. The total purchase price for the Purchased Assets is Five Million Seven Hundred Fifty Thousand Dollars ($5,750,000.00 USD) (the "Purchase Price"), payable as follows:

(i)       Upon mutual execution and delivery of the Agreement, Buyer shall convey to the Seller Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Down Payment");

(ii)      At the Closing, Buyer shall pay to Seller Three Million Seven Hundred Thousand Dollars ($3,700,000.00) in immediately available funds;

(iii)       Seven Hundred Thousand Dollars ($700,000.00) shall be financed by the Seller and paid pursuant to the terms and conditions of the Secured Promissory Note (the "Note" or "Promissory Note"), which interest shall accrue at a rate of five percent (5%) per annum, for a term of eighteen (18) months commencing on the Closing Date, and payable in even monthly installments until paid in full; and

(iv)        Buyer shall pay the remainder of the purchase price in shares of the Company’s stock on the Closing Date, in such amount of Shares as is the quotient of One Million One Hundred Thousand Dollars ($1,100,000) divided by the product of the ten (10)-day volume weighted average price of the shares as of the Closing Date, and eighty-five percent (85%).

Conditions to the Acquisition

The closing of the acquisition is contingent upon approval of state and local licensing authorities.

The Company has made customary representations and warranties in the Agreement. The Agreement also contains customary covenants and agreements, including covenants and agreements relating to the conduct of the Company's business between the date of the signing of the Agreement and the closing of the transactions contemplated under the Agreement. The representations and warranties made by the Company are qualified by disclosures made in its disclosure schedules and Securities and Exchange Commission ("SEC") filings.

A copy of the Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Agreement is qualified in its entirety by reference thereto.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On March 17, 2022, the Company issued a press release, attached as Exhibit 99.1, announcing the Company entering into the Asset Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in the attached Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement dated March 11, 2022
99.1	Press release dated March 17, 2022, announcing the Company entering into the Asset Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEM 9 LABS CORP.

Dated: March 17, 2022	By:	/s/ Robert Mikkelsen
Robert Mikkelsen
Chief Financial Officer